As filed with the Securities and Exchange Commission on August 11, 2000
                                                   Registration No. 333-________


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                       _________________________________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               C-COR.NET CORP.
                          ---------------------------
            (Exact name of registrant as specified in its charter)

            Pennsylvania                                        24-0811591
--------------------------------------                 ------------------------
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                             Identification No.)


       60 Decibel Road
 State College, Pennsylvania                                     16801
 -------------------------------------------------           -------------
(Address of Principal Executive Offices)                       (Zip Code)

                  Worldbridge Broadband Services 401(k) Plan
                  ------------------------------------------
                           (Full title of the plan)

                      David A. Woodle, President and CEO
                                C-COR.net Corp.
                                60 Decibel Road
                       State College, Pennsylvania 16801
                     -------------------------------------
                    (Name and address of agent for service)

                                (814) 238-2461
          -----------------------------------------------------------
         (Telephone number, including area code, of agent for service)
                                with a copy to:
                          Robert C. Gerlach, Esquire
                    Ballard Spahr Andrews & Ingersoll, LLP
                        1735 Market Street, 51st Floor
                       Philadelphia, Pennsylvania 19103
                                (215) 665-8500

                                     CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------
                                                    Proposed            Proposed
Title of                                            Maximum             Maximum
Securities                           Amount         Offering            Aggregate      Amount of
to be                                to be          Price Per           Offering       Registration
Registered                           Registered(1)  Share               Price          Fee
---------------------------------------------------------------------------------------------------
Common Stock,
par value $.05                        200,000     $  25.59(2)           $5,118,000(2)     $1,351.15
per share                             shares

________________________________________________________________________________
(1) Pursuant to Rule 416(a) this Registration Statement is deemed to cover an indeterminate amount of additional shares of C-COR.net Corp. Common Stock issuable in the event the number of outstanding shares of the Company is increased by split-up, reclassification, stock dividend and the like. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) Estimated solely for the purpose of calculating the registration fee. In accordance with Rule 457(c), the price shown is based upon the average of the high and low price of C-COR.net Corp. Common Stock on August 4, 2000, as reported on the Nasdaq National Market System.

         PART I - INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

          The documents containing the information specified in Part I of this Registration Statement will be given or sent to all persons who participate in the Worldbridge Broadband Services 401(k) Plan (the "Plan").

         PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.
           ----------------------------------------

          The following documents filed with the Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") by C-COR.net Corp. (the "Company") (File No. 0-10726) are incorporated herein by reference: (1) the Company's Annual Report on Form 10-K for the Fiscal Year Ended June 25, 1999 (as amended by Forms 10-K/A filed on September 24, 1999 and March 15, 2000); (2) the Company's Reports on Form 10-Q for the Periods Ended September 24, 1999, December 24, 1999 and March 24, 2000; (3) the Company's Current Reports on Form 8-K filed on July 15, 1999, July 26, 1999 (as amended by Form 8-K/A filed on August 2, 1999), August 30, 1999, September 24, 1999 (as amended by Form 8-K/A filed on October 13, 1999 -- the supplemental consolidated financial statements set forth in Item 7 of the Form 8-K/A were subsequently superseded by the restated consolidated financial statements set forth in Item 8 of the Company's Annual Report on Form 10-K for the Fiscal Year Ended June 25, 1999 (as amended by Forms 10-K/A filed on September 24, 1999 and March 15, 2000)), December 16, 1999, January 18, 2000, January 20, 2000 (two reports filed), February 24, 2000 and March 3, 2000 (as amended by Form 8-K/A filed on March 16, 2000); (4) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on October 27, 1982 (as amended by Form 8-A/A filed with the Commission on July 3, 1990); and (5) the description of the Company's Series A Junior Participating Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A filed with the Commission under the Exchange Act on August 30, 1999.

          Each document filed by the Company after the date hereof pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and shall be part hereof from the date of filing of such document.

Item 4.  Description of Securities.
         --------------------------

          Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         ---------------------------------------

          Not applicable.


Item 6.    Indemnification of Directors and Officers.
           -----------------------------------------

          Sections 1741 through 1750 of the Pennsylvania Business Corporation Law of 1988 permits, and in some cases requires, the indemnification of officers, directors and employees of the Company. Article VII-Section 7-1 of the Company's bylaws provides that the Company shall indemnify any director or officer of the Company against expenses (including legal fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him, to the fullest extent now or hereafter permitted by law in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, brought or threatened to be brought against him, including actions or suits by or in the right of the Company, by reason of the fact that he is or was a director or officer of the Company, its parent or any of its subsidiaries, or acted as a director or officer or in any other capacity on behalf of the Company, its parent or any of its subsidiaries or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

          The Board of Directors by resolution may similarly indemnify any person other than a director or officer of the Company to the fullest extent now or hereafter permitted by law for liabilities incurred by him in connection with services rendered by him for or at the request of the Company, its parent or any of its subsidiaries.

Item 7.    Exemption from Registration Claimed.
           -----------------------------------

          Not applicable.

Item 8.    Exhibits.
           --------

Number  Exhibit
------  -------

4 Specimen copy of Common Stock certificate (incorporated by reference to Exhibit 4 to the Registrant's Registration Statement on Form S-8, File No. 2-95959)

5       Opinion of Ballard Spahr Andrews & Ingersoll, LLP

23.1    Consent of KPMG LLP (Philadelphia, PA)

23.2    Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit
        5)

Item 9.  Undertakings.
         -------------

          A.  The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) above do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

          D. The Company hereby undertakes that, for purposes of qualifying the Plan under Section 401 of the Internal Revenue Code, the Registrant will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

                                  SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of State College, Commonwealth of Pennsylvania, on August 11, 2000.


                                C-COR.net CORP.



                                By:  /s/ David A. Woodle
                                     ------------------------
                                David A. Woodle
                                President and Chief
                                Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                  Title                      Date
     ---------                  -----                      ----


/s/ David A. Woodle             President and Chief        August 11, 2000
----------------------------    Executive Officer and
David A. Woodle                 Director (Principal
                                Executive Officer)


/s/ Richard E. Perry            Chairman                   August 11, 2000
------------------------------
Richard E. Perry


/s/ Donald M. Cook, Jr.         Director                   August 11, 2000
---------------------------
Donald M. Cook, Jr.


/s/ I.N. Rendall Harper, Jr.    Director                   August 11, 2000
----------------------------
I.N. Rendall Harper, Jr.


/s/ John J. Omlor               Director                   August 11, 2000
-----------------------------
John J. Omlor

/s/ Frank Rusinko, Jr.          Director                   August 11, 2000
-----------------------------
Frank Rusinko, Jr.


/s/ James J. Tietjen            Director                   August 11, 2000
-----------------------------
James J. Tietjen


/s/ Michael J. Farrell          Director                   August 11, 2000
------------------------------
Michael J. Farrell


/s/ William T. Hanelly          Vice President -           August 11, 2000
----------------------------    Finance, Treasurer
William T. Hanelly              and Secretary (Principal
                                Financial Officer)


/s/ Joseph E. Zavacky           Controller and             August 11, 2000
----------------------------    Assistant Secretary
Joseph E. Zavacky               (Principal Accounting
                                Officer)




          The Plan. Pursuant to the requirements of the Securities Act of 1933, C-COR.net Corp., as Plan Administrator for the Worldbridge Broadband Services 401(k) Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of State College, Commonwealth of Pennsylvania, on August 11, 2000.

                                C-COR.net CORP.


                                By: /s/ David A. Woodle
                                    ---------------------
                                David A. Woodle
                                President and Chief
                                Executive Officer

                                 EXHIBIT INDEX



Number  Exhibit
------  -------

4 Specimen copy of Common Stock certificate (incorporated by reference to Exhibit 4 to the Registrant's Registration Statement on Form S-8, File No. 2-95959)

5       Opinion of Ballard Spahr Andrews & Ingersoll, LLP

23.1    Consent of KPMG LLP (Philadelphia, PA)

23.2    Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit
          5)